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                                                                       Exhibit 5

                   [Duane, Morris & Heckscher LLP Letterhead]


June 26, 2001


The Board of Directors of
Biomune Systems, Inc.
6502 South Archer Road
Bedford Park, Illinois 60501

Ladies and Gentlemen:

    We have acted as counsel to Biomune Systems, Inc., a Nevada corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement") of 165,300 shares (the "Shares") of Common Stock, $.0001 par value, of the Company, which may be issued under the consulting agreements with Michael Acton, Thomas L. Amberg, Dr. A.P. Wheeler, Ramon Georgis, Allan Sweig and Jacob J. Guth (the "Consulting Agreements").

    As counsel to the Company, we have supervised certain corporate proceedings in connection with the preparation and filing of the Registration Statement. We have also examined the Company's Certificate of Incorporation and Bylaws, as amended to date, the corporate minutes and other proceedings and the records relating to the authorization, sale and issuance of the Shares, and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion.

    Based upon the foregoing, it is our opinion that each of the Shares, when issued in accordance with the terms and conditions of the Consulting Agreement, will be duly authorized, legally and validly issued and outstanding, fully paid and nonassessable.

    We hereby consent to the use of this opinion in the Registration Statement, and we further consent to the reference to our name under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

                                                  Sincerely,


                                                  /s/ Stephen J. Greenberg
                                                  ------------------------------
                                                  Stephen J. Greenberg